UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Trimble Inc. (the “Company”) is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 8, 2017 (the “Original Filing”). The Original Filing reported the voting results of the Company’s Annual Meeting of Stockholders held on May 2, 2017 (the “2017 Annual Meeting”). The sole purpose of this Form 8-K/A is to disclose the Company’s decision as to how frequently it will conduct future stockholder advisory votes on approving the compensation for the Company’s named executive officers (“say on pay”). No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, in a non-binding advisory vote on the frequency of future say on pay votes held at the 2017 Annual Meeting, 189,487,958 shares voted for one year, 308,135 shares voted for two years, 25,378,349 shares voted for three years, and 518,462 shares abstained. As set forth in the definitive proxy statement for the 2017 Annual Meeting, the board of directors of the Company (the “Board of Directors”) had recommended a vote for annual frequency of say on pay votes. In light of this result and the Board of Directors’ previous recommendation, the Company will hold future say on pay votes on an annual basis until the next advisory vote on the frequency of say on pay votes occurs. The next advisory vote regarding the frequency of say on pay votes is required to occur no later than the Company’s 2023 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC. a Delaware corporation

Dated: September 15, 2017	By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel